Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE RESTATED CERTIFICATE OF "WELLGISTICS HEALTH, INC.", FILED IN THIS OFFICE ON THE THIRTIETH DAY OF OCTOBER, A.D. 2024, AT 1:10 O`CLOCK P.M.

Jeffrey W. Bullock, Secretary of State

7012606 8100
SR# 20244080538

Authentication: 204756972
Date: 10-30-24

State of Delaware
Secretary of State
Division of Corporations
Delivered 01:10 PM 10/30/2024
FILED 01:10 PM 10/30/2024
SR 20244080538 - File Number 7012606

STATE OF DELAWARE
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
WELLGISTICS HEALTH, INC.

Wellgistics Health, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "DGCL") does hereby certify this 30th day of October, 2024:

FIRST: The name under which the corporation was originally incorporated is Danam Health, Inc. The present name of the corporation is Wellgistics Health, Inc. (the "Corporation").

SECOND: The Certificate of Incorporation was originally filed with the Secretary of State of the State of Delaware on November 15, 2022.

THIRD: This Amended and Restated Certificate of Incorporation was duly adopted in accordance with Sections 228, 242 and 245 of the DGCL.

FOURTH: This Amended and Restated Certificate of Incorporation shall become effective on the date of filing with the Delaware Secretary of State.

FIFTH: The Certificate of Incorporation is hereby amended and restated by this Amended and Restated Certificate of Incorporation to read in its entirety as follows:

ARTICLE I

The name of the corporation is Wellgistics Health, Inc.

ARTICLE II

The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801. The name of the registered agent of the Corporation at such address upon whom process against this Corporation may be served is The Corporation Trust Company.

ARTICLE III

The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

ARTICLE IV

The amount of the total number of shares of common stock, each with a par value of $0.0001 per share, which the Corporation is authorized to issue is 500,000,000 shares.

[Signature Page Follows]

IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be duly executed and acknowledged in its name and on its behalf by an authorized officer on the date first set forth above.

Signed by:

By: Timothy Canning

2742DCB2DED842F...

Timothy Canning, CEO